Provident Financial Services, Inc. Announces Fourth Quarter
                        and Full-Year Earnings for 2006


JERSEY CITY, NJ, January 25, 2007 - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.23 and $0.22, respectively, for the quarter ended December 31, 2006, compared to basic and diluted earnings per share of $0.23 for the quarter ended December 31, 2005. Basic and diluted earnings per share were $0.88 and $0.87, respectively, for the year ended December 31, 2006, compared to basic and diluted earnings per share of $0.89 and $0.88, respectively, for the year ended December 31, 2005. Net income for the three months ended December 31, 2006 totaled $13.4 million, a decrease of $1.4 million, or 9.4%, compared to $14.8 million reported for the same period in 2005. Net income was $53.7 million for the year ended December 31, 2006, a decrease of $4.8 million, or 8.2%, compared to $58.5 million for the same period in 2005. The earnings and per share data for the year ended December 31, 2006 were impacted by a one-time executive severance payment previously reported by the Company, which resulted in an after-tax charge of $473,000, or $0.01 per share. The earnings and per share data for the three months and year ended December 31, 2006 were further impacted by a loss on the early extinguishment of debt, which resulted in an after-tax charge of $403,000, or $0.01 per share. The earnings and per share data for the year ended December 31, 2005 were impacted by the acceptance of a Voluntary Resignation Initiative ("VRI") by certain officers of the Company, which resulted in an after-tax charge of $815,000, or $0.01 per share.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "In the fourth quarter, as throughout 2006, we continued to emphasize balance sheet and expense management in response to a challenging interest rate environment. Our ability to generate higher-yielding commercial business and commercial real estate loans has worked in conjunction with our plan to reduce low-yielding securities and high-cost borrowings." Pantozzi added, "Although our determination to retain customer relationships by means of some competitive deposit pricing put pressure on our net interest margin, we lessened the impact of this through ongoing management of our overhead cost structure. Each major category of non-interest expense was reduced in 2006 compared to 2005. We believe these steps will position us well for future earnings growth."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share payable on February 28, 2007, to stockholders of record as of the close of business on February 15, 2007.

Balance Sheet Summary

Total assets were $5.74 billion at December 31, 2006, compared to $6.05 billion at December 31, 2005, as reductions in securities balances were used to fund repayments of borrowings, common stock repurchases, deposit outflows and loan growth.

Total investments decreased $321.8 million, or 20.9%, during the year ended December 31, 2006. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $37.0 million of primarily mortgage-backed securities and $8.9 million of equity securities as part of its ongoing interest rate risk management process.

The Company's net loans increased $44.1 million, or 1.2%, to $3.75 billion at December 31, 2006, from $3.71 billion at December 31, 2005, driven by loan originations of $1.18 billion and loan purchases of $57.2 million. Net increases of $135.4 million in commercial and multi-family mortgage loans, $31.1 million in commercial loans and $36.3 million in consumer loans were partially offset by decreases of $149.9 million in residential mortgage loans and $6.6 million in construction loans. Commercial real estate, construction and commercial loans represented 41.3% of the loan portfolio at December 31, 2006, compared to 37.5% at December 31, 2005.

At December 31, 2006, the Company's unfunded loan pipeline totaled $772.6 million, including $274.0 million in construction loan commitments, $195.0 million in commercial loan commitments and $110.6 million in commercial mortgage commitments. This compared with an unfunded loan pipeline of $805.9 million at September 30, 2006.

Borrowed funds decreased $129.1 million, or 13.3%, during the year ended December 31, 2006, as a result of maturities, calls and paydowns on amortizing obligations. In addition, subordinated debentures that had an outstanding balance of $26.4 million at December 31, 2005 were redeemed in December 2006.

Total deposits decreased $95.0 million, or 2.4%, during the year ended December 31, 2006. Total deposits were $3.83 billion at December 31, 2006, with core deposits, consisting of savings and demand deposit accounts, representing 59.2% of total deposits.

Common stock repurchases for the three months and year ended December 31, 2006, totaled 338,000 shares at an average cost of $18.15 per share, and 5.5 million shares at an average cost of $18.20 per share, respectively. At December 31, 2006, book value per share and tangible book value per share were $16.12 and $9.32, respectively.

Results of Operations

Net Interest Margin

The net interest margin decreased 9 basis points to 3.08% for the quarter ended December 31, 2006, from 3.17% for the quarter ended September 30, 2006. The net interest margin for the quarter ended December 31, 2006 decreased 19 basis points compared with the net interest margin of 3.27% for the quarter ended December 31, 2005. The weighted average rate for interest-earning assets was 5.66% for the three months ended December 31, 2006, compared with 5.61% for the trailing quarter and 5.20% for the three months ended December 31, 2005. The weighted average rate for interest-bearing liabilities was 3.03% for the quarter ended December 31, 2006, compared with 2.88% for the trailing quarter and 2.29% for the fourth quarter of 2005.

For the year ended December 31, 2006, the net interest margin was 3.23%. This was a decrease of 11 basis points compared with the net interest margin of 3.34% for the year ended December 31, 2005. The weighted average rate for interest-earning assets was 5.54% for the year ended December 31, 2006, compared with 5.08% for the year ended December 31, 2005. The weighted average rate for interest-bearing liabilities was 2.74% for the year ended December 31, 2006, compared with 2.07% for the same period in 2005.

The higher rates on interest-earning assets and interest-bearing liabilities reflect the increases in market interest rates experienced throughout the past year. The compression in the net interest margin for both the three months and year ended December 31, 2006 is reflective of the prolonged flat or inverted yield curve. Since January 1, 2005, the Board of Governors of the Federal Reserve increased the Federal funds borrowing rate twelve times, for a total of 300 basis points. This had an unfavorable impact on the repricing of deposits, which are priced off of the short end of the yield curve. The Company has continued its near-term strategy of de-leveraging the balance sheet in the current interest rate environment, but has nevertheless experienced net interest margin compression as competitive deposit pricing, while less costly than comparable wholesale borrowings, has increased funding costs faster than earning asset yields have grown.

Non-Interest Income

Non-interest income totaled $9.0 million for the quarter ended December 31, 2006, an increase of $1.3 million, or 17.2%, compared to the same period in 2005. Increases in net gains on securities sales of $1.1 million and fee income of $378,000 were partially offset by a $151,000 decrease in other income for the quarter ended December 31, 2006, compared with the same period in 2005. During the fourth quarter of 2006, the Company sold $4.5 million in equity securities, resulting in a gain of $1.2 million. The proceeds were used to repay borrowings as the Company continued to de-leverage the balance sheet and protect the net interest margin. The increase in fee income was primarily attributable to an increase in commercial loan prepayment fees. The decrease in other income was primarily attributable to a decrease in gains on the call of Federal Home Loan Bank advances.

For the year ended December 31, 2006, non-interest income totaled $32.0 million, an increase of $2.7 million, or 9.3%, compared to 2005. Other income increased $1.5 million for the year ended December 31, 2006, compared with 2005, primarily due to gains recognized on the call of FHLB advances. In addition, gains on securities sales increased $862,000 and fee income increased $337,000 for the year ended December 31, 2006, compared with 2005, primarily due to increased deposit fee income.

Non-Interest Expense

For the three months ended December 31, 2006, non-interest expense decreased $1.5 million, or 5.1%, to $28.0 million, compared to $29.5 million for the three months ended December 31, 2005. Net occupancy expense decreased $611,000 for the quarter ended December 31, 2006, compared with the same period in 2005, primarily as a result of reductions in equipment maintenance costs and depreciation expense. Compensation and employee benefits expense decreased $515,000, primarily due to decreases in medical benefit costs as a result of changes in plan design, benefits and participant contributions. Advertising expense decreased $231,000 for the quarter ended December 31, 2006, compared with the same period in 2005. Amortization of intangibles decreased $203,000 for the quarter ended December 31, 2006, compared with the same period in 2005, as a result of scheduled reductions in core deposit intangible amortization and a reduction in mortgage servicing rights amortization resulting from slower principal repayments. Other operating expenses increased $112,000 for the quarter ended December 31, 2006, compared with the same period in 2005, as reductions in a number of expense categories were more than offset by a $682,000 loss on the early extinguishment of subordinated debentures recognized in the fourth quarter of 2006. The subordinated debentures were called at par with the loss resulting from the recognition of unamortized bond issuance costs. The debentures were scheduled to reprice to above market rates.

For the year ended December 31, 2006, non-interest expense decreased $5.9 million, or 4.8%, to $118.3 million, compared to $124.2 million for the same period in 2005. Compensation and employee benefits expense decreased $1.5 million for the year ended December 31, 2006, compared with 2005, as a result of reductions in medical benefit costs due to changes in plan design, benefits and participant contributions, as well as reductions in staff and the $1.4 million expense recorded in the second quarter of 2005 in connection with the VRI, partially offset by $800,000 in executive severance recorded in the third quarter of 2006. The Company employed 877 full-time equivalent employees at December 31, 2006, compared to 926 full-time equivalent employees at January 1, 2005. Net occupancy expense decreased $1.4 million for the year ended December 31, 2006, compared with 2005, primarily as a result of reductions in equipment maintenance costs and depreciation expense. Amortization of intangibles decreased $1.3 million for the year ended December 31, 2006, compared with 2005, as a result of scheduled reductions in the amortization of core deposit intangibles. Other non-interest expense decreased $829,000 for the year ended December 31, 2006, compared with 2005, despite a $682,000 loss on the early extinguishment of subordinated debentures, due to reductions in a variety of expense categories including ATM and debit card maintenance costs, insurance, litigation and telephone expense. Advertising and promotions expense decreased $458,000 for the year ended December 31, 2006, compared with 2005. Data processing expense decreased $439,000 for the year ended December 31, 2006, compared with 2005, primarily due to the outsourcing of items processing in the fourth quarter of 2005.

The Company's annualized non-interest expense as a percentage of average assets was 1.93% for the quarters ended December 31, 2006 and 2005. For the year ended December 31, 2006, non-interest expense as a percentage of average assets was 2.02%, compared with 2.00% for 2005. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 58.98% for the quarter ended December 31, 2006, compared with 57.72% for the same period in 2005. For the year ended December 31, 2006, the efficiency ratio was 60.20%, compared with 58.94% for 2005. The Company's expense and efficiency ratios have been adversely impacted by the reductions in asset size and revenue resulting from the Company's de-leveraging of the balance sheet given the current unfavorable interest rate environment.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans at December 31, 2006 were $7.5 million, or 0.20% of total loans, compared to $6.0 million, or 0.16% of total loans at December 31, 2005. At December 31, 2006 and 2005, the Company's allowance for loan losses was 0.86% of total loans. The Company recorded provisions for loan losses of $100,000 and $1.3 million for the three months and year ended December 31, 2006, respectively, compared with provisions of $100,000 and $600,000 for the three months and year ended December 31, 2005, respectively. For the three months and year ended December 31, 2006, the Company had net recoveries of $137,000 and net charge-offs of $866,000, respectively, compared with net charge-offs of $741,000 and $2.4 million for the same periods in 2005. The increase in the loan loss provision for the year ended December 31, 2006, compared with 2005, was primarily attributable to growth in the loan portfolio and a shift in composition from retail to commercial credits.

Income Tax Expense

For the three months and year ended December 31, 2006, the Company's income tax expense was $6.0 million and $23.2 million, respectively. This compares with $6.8 million and $27.4 million for the same periods in 2005. The decreases in income tax expense are primarily attributable to reduced income before income taxes. For the three months and year ended December 31, 2006, the Company's effective tax rates were 31.0% and 30.2%, respectively, compared with 31.4% and 31.9% for the three and twelve months ended December 31, 2005, respectively. The reductions in the Company's effective tax rate are a result of a larger proportion of the Company's income being derived from tax-exempt interest and Bank-owned life insurance appreciation, as well as state tax benefits recorded on subsidiary company net operating losses.

Acquisition of First Morris Bank & Trust

On October 15, 2006, the Company entered into an agreement under which First Morris Bank & Trust ("First Morris") will merge with and into the Company's subsidiary, The Provident Bank. Consideration will be paid to First Morris stockholders in a combination of stock and cash. The transaction is subject to regulatory approvals and First Morris' stockholder approval. The merger will add nine branches to The Provident Bank, with deposits of $528.5 million as of September 30, 2006 in Morris County, New Jersey.


About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 75 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on January 25, 2007 regarding highlights of the Company's fourth quarter and full year 2006 financial results. The call may be accessed by dialing 1-877-407-8035 (Domestic) or 1-201-689-8035 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, in particular risks and uncertainties associated with the successful merger with, and integration of the operations of First Morris Bank & Trust, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
               December 31, 2006 (Unaudited) and December 31, 2005
                             (Dollars in Thousands)

                            Assets                                      December 31, 2006               December 31, 2005
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                     89,390      $               107,353
Short-term investments                                                                 2,667                        9,915
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                     92,057                      117,268
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $388,380
        at December 31, 2006 (unaudited) and $407,972
        at December 31, 2005)                                                        389,656                      410,914
Securities available for sale, at fair value                                         790,894                    1,082,957
Federal Home Loan Bank stock                                                          35,335                       43,794

Loans                                                                              3,783,664                    3,739,122
        Less allowance for loan losses                                                32,434                       31,980
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        3,751,230                    3,707,142
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                   528                          670
Banking premises and equipment, net                                                   59,811                       60,949
Accrued interest receivable                                                           21,705                       23,155
Intangible assets                                                                    429,718                      435,838
Bank-owned life insurance                                                            116,271                      111,075
Other assets                                                                          55,742                       58,612
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  5,742,947      $             6,052,374
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  1,005,679      $             1,109,507
        Savings deposits                                                           1,261,282                    1,363,997
        Certificates of deposit of $100,000 or more                                  393,834                      304,229
        Other time deposits                                                        1,165,668                    1,143,725
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   3,826,463                    3,921,458

Mortgage escrow deposits                                                              17,616                       18,121
Borrowed funds                                                                       840,990                      970,108
Subordinated debentures                                                                    --                       26,444
Other
liabilities                                                                           38,698                       39,948
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                4,723,767                    4,976,079
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 63,233,548 shares outstanding at
  December 31, 2006, and 79,879,017 shares issued and
   68,661,880 shares outstanding at December 31, 2005                                     799                         799
Additional paid-in capital                                                            968,064                     964,555
Retained earnings                                                                     424,958                     395,589
Accumulated other comprehensive loss                                                   (7,125)                     (8,906)
Treasury stock at cost                                                               (297,036)                   (167,113)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (70,480)                    (73,316)
Common Stock acquired by the Stock Award Plan                                               --                     (35,313)
Common Stock acquired by the Directors' Deferred Fee Plan                             (13,010)                    (13,224)
Deferred compensation - Directors' Deferred Fee Plan                                   13,010                      13,224
                                                                  -------------------------------- ----------------------------
                                       5


                  Total stockholders' equity                                        1,019,180                   1,076,295
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   5,742,947     $             6,052,374
                                                                  ================================ ============================

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
       Three Months and Year Ended December 31, 2006 (Unaudited) and 2005
                  (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                    Year Ended
                                                            December 31,                      December 31,
                                                    ------------------------------  ---------------------------------
                                                        2006            2005            2006              2005
                                                    -------------- ---------------  --------------   ----------------
                                                             (Unaudited)             (Unaudited)
Interest income:
 Real estate secured loans                        $     40,275           38,659        160,192            154,332
 Commercial loans                                        7,522            5,996         27,840             21,923
 Consumer loans                                          9,178            8,133         34,999             30,523
 Investment securities                                   4,115            4,260         16,828             17,185
 Securities available for sale                           9,669           11,797         41,876             50,698
 Other short-term investments                               34               94            161                513
 Federal funds                                             191              469            243              1,288
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------
                  Total interest income                 70,984           69,408        282,139            276,462
                                                    -------------- ---------------  --------------   ----------------

Interest expense:
 Deposits                                               24,284           17,155         84,191             59,774
 Borrowed funds                                          7,887            8,354         31,884             33,759
 Subordinated debentures                                   281              391          1,536              1,474
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------
                  Total interest expense                32,452           25,900        117,611             95,007
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------
                  Net interest income                   38,532           43,508        164,528            181,455

Provision for loan losses                                  100              100          1,320                600
                                                    -------------- ---------------  --------------   ----------------

                  Net interest income after
                   provision for loan losses            38,432           43,408        163,208            180,855
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------

Non-interest income:
 Fees                                                    6,085            5,707         23,305             22,968
 Bank-owned life insurance                               1,338            1,305          5,196              5,143
 Net gain on securities transactions                     1,217              157          1,170                308
 Other income                                              359              510          2,280                802
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------
                  Total non-interest income              8,999            7,679         31,951             29,221
                                                    -------------- ---------------  --------------   ----------------

Non-interest expense:
 Compensation and employee benefits                     14,099           14,614         63,295             64,800
 Net occupancy expense                                   4,322            4,933         18,054             19,456
 Data processing expense                                 2,243            2,302          8,325              8,764
 Amortization of intangibles                             1,376            1,579          5,888              7,160
 Advertising and promotion                                 756              987          3,819              4,277
 Other operating expenses                                5,240            5,128         18,892             19,721
                                                    -------------- ---------------  --------------   ----------------
                  Total non-interest expense            28,036           29,543        118,273            124,178
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------
                  Income before income tax expense      19,395           21,544         76,886             85,898
Income tax expense                                       6,015            6,773         23,201             27,399
                                                    -------------- ---------------  --------------   ----------------
                                                                                    --------------   ----------------
                  Net income                      $     13,380           14,771         53,685            $58,499
                                                    ============== ===============  ==============   ================

Basic earnings per share                          $       0.23            $0.23           0.88            $  0.89
Average basic shares outstanding                    58,831,921       64,282,046     60,968,533         66,083,173

Diluted earnings per share                        $       0.22            $0.23           0.87            $  0.88
Average diluted shares outstanding                  59,565,397       65,022,636     61,703,906         66,836,536


                       PROVIDENT FINANCIAL SERVICES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except share data) (Unaudited)


                                                              At or for the Three             At or for the Year
                                                                  Months Ended                       Ended
                                                                  December 31,                   December 31,
                                                      -------------------------------------------------------------
                                                               2006           2005            2006            2005
                                                               ----           ----            ----            ----
INCOME STATEMENT:
Net interest income                                         $38,532        $43,508        $164,528       $181,455
Provision for loan losses                                       100            100           1,320            600
Non-interest income                                           8,999          7,679          31,951         29,221
Non-interest expense                                         28,036         29,543         118,273        124,178
Income before income tax expense                             19,395         21,544          76,886         85,898
Net income                                                   13,380         14,771          53,685         58,499
Basic earnings per share                                      $0.23          $0.23           $0.88          $0.89
Diluted earnings per share                                    $0.22          $0.23           $0.87          $0.88
Interest rate spread                                          2.63%          2.91%           2.80%          3.01%
Net interest margin                                           3.08%          3.27%           3.23%          3.34%

PROFITABILITY:
Annualized return on average assets                           0.92%          0.96%           0.92%          0.94%
Annualized return on average equity                           5.23%          5.45%           5.17%          5.32%
Annualized non-interest expense to average assets             1.93%          1.93%           2.02%          2.00%
Efficiency ratio (1)                                         58.98%         57.72%          60.20%         58.94%


ASSET QUALITY:
Non-accrual loans                                                                            7,275          6,005
90+ and still accruing loans                                                                   274             --
Non-performing loans                                                                         7,549          6,005
Foreclosed assets                                                                              528            670
Non-performing loans to
    total loans                                                                              0.20%          0.16%
Non-performing assets to
    total assets                                                                             0.14%          0.11%
Allowance for loan losses                                                                  $32,434        $31,980
Allowance for loan losses to
    non-performing loans                                                                   429.65%        532.56%
Allowance for loan losses to
    total loans                                                                              0.86%          0.86%

AVERAGE BALANCE SHEET DATA:
Assets                                                   $5,754,978     $6,084,665      $5,843,558     $6,220,912
Loans, net                                                3,731,584      3,661,156       3,714,388      3,658,930
Earning assets                                            4,995,610      5,315,713       5,088,769      5,439,779
Core deposits                                             2,304,899      2,498,879       2,350,118      2,560,690
Borrowings                                                  821,304      1,029,271         875,011      1,105,948
Interest-bearing liabilities                              4,245,809      4,484,223       4,296,095      4,597,539
Stockholders' equity                                      1,014,160      1,075,263       1,038,623      1,099,842
Average yield on interest-
    earning assets                                            5.66%          5.20%           5.54%          5.08%
Average cost of interest-
    bearing liabilities                                       3.03%          2.29%           2.74%          2.07%

                                       8

Notes
-----
(1) Efficiency Ratio Calculation
                                                            Three Months Ended                Year Ended
                                                                December 31,                 December 31,
                                                                ------------                 ------------
                                                              2006            2005           2006           2005
                                                              ----            ----           ----           ----
Net interest income                                        $38,532         $43,508       $164,528       $181,455
Non-interest income                                          8,999           7,679         31,951         29,221
                                                             -----           -----         ------         ------
Total income                                               $47,531         $51,187       $196,479       $210,676
                                                           =======         =======       ========       ========

Non-interest expense                                       $28,036         $29,543       $118,273       $124,178
                                                           =======         =======       ========       ========

    Expense/Income:                                         58.98%          57.72%         60.20%         58.94%
                                                            ======          ======         ======         ======



Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                           December 31, 2006                          September 30, 2006
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
 Interest-Earning Assets:
     Federal Funds Sold and
 Other Short-Term Investments                $    14,643     $     225           6.10    % $       2,412     $     32        5.23  %
     Investment Securities (1)                   396,110         4,115           4.16            405,461        4,197        4.14
     Securities Available for Sale               819,641         9,135           4.46            872,400        9,533        4.37
     Federal Home Loan Bank Stock                 33,632           534           6.30             34,075          512        5.97
     Net Loans (2)
 Total Mortgage Loans                          2,737,212        40,275           5.87          2,730,474       40,188        5.87
 Total Commercial Loans                          403,591         7,522           7.39            399,380        7,382        7.33
 Total Consumer Loans                            590,781         9,178           6.17            586,091        9,023        6.11
                                              -------------                                 ---------------
 Total Interest-Earning Assets                 4,995,610        70,984           5.66          5,030,293       70,867        5.61
                                                              ----------- --------------                      ---------- -----------
 Non-Interest Earning Assets:
     Cash and Due from Banks                      81,024                                          78,993
     Other Assets                                678,344                                         675,191
                                              -------------                                 ---------------
         Total Assets                        $ 5,754,978                                   $   5,784,477
                                              =============                                 ===============
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $   568,906         2,448           1.71    % $     564,279        2,147        1.51  %
     Savings Deposits                          1,292,394         5,182           1.59          1,307,747        4,997        1.52
     Time Deposits                             1,563,205        16,654           4.23          1,549,555       15,525        3.97
                                              -------------   -----------                   ---------------   ----------
Total Deposits                                 3,424,505        24,284           2.81          3,421,581       22,669        2.63
                                                              -----------                                     ----------
     Borrowed Funds:
Total Borrowings                                 821,304         8,168           3.95            837,252        8,279        3.92
                                              -------------   -----------                   ---------------   ----------
Total Interest-Bearing Liabilities             4,245,809        32,452           3.03          4,258,833       30,948        2.88
                                                              ----------- --------------                      ---------- -----------

Non-Interest Bearing Liabilities                 495,009                                         510,328
                                              -------------                                 ---------------
Total Liabilities                              4,740,818                                       4,769,161
Stockholders' Equity                           1,014,160                                       1,015,316
                                              -------------                                 ---------------
Total Liabilities &                          $ 5,754,978                                   $   5,784,477
Stockholders' Equity
                                              =============                                 ===============

Net interest income                                          $  38,532                                       $ 39,919
                                                              ===========                                     ==========
Net interest rate spread                                                         2.63    %                                   2.73  %
                                                                                 ====                                        ====
Net interest-earning assets                  $   749,801                                   $     771,460
                                              =============                                 ===============
Net interest margin (3)                                                          3.08    %                                   3.17  %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.18  x                                         1.18  x


------------------------------------------------------------------------------------------------------------------------------------

(1)  Average  outstanding  balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.

                                                 12/31/06          9/30/06          6/30/2006       3/31/2006     12/31/2005
                                                 4th Qtr.         3rd Qtr.          2nd Qtr.         1st Qtr.      4th Qtr.
                                                 --------         --------          --------         --------      --------
Interest-Earning Assets:
 Securities                                          4.43%            4.34%          4.29%            4.15%          4.02%
 Net Loans                                           6.08%            6.06%          5.99%            5.84%          5.73%
    Total Interest-Earning Assets                    5.66%            5.61%          5.52%            5.35%          5.20%

Interest-Bearing Liabilities
 Total Deposits                                      2.81%            2.63%          2.29%            2.10%          1.97%
 Total Borrowings                                    3.95%            3.92%          3.82%            3.61%          3.37%
    Total Interest-Bearing Liabilities               3.03%            2.88%          2.61%            2.43%          2.29%

 Interest Rate Spread                                2.63%            2.73%          2.91%            2.92%          2.91%
 Net Interest Margin                                 3.08%            3.17%          3.33%            3.31%          3.27%
 Ratio of Interest-Earning Assets to
    total Interest-Bearing Liabilities               1.18x            1.18x          1.19x            1.19x          1.19x


Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                         December 31, 2006                            December 31, 2005
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                            ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
Other Short-Term Investments                 $     7,655     $      404          5.27    % $       58,156    $   1,801        3.10 %
     Investment Securities (1)                   405,701         16,828          4.15             428,461       17,185        4.01
     Securities Available for Sale               925,010         39,758          4.30           1,249,419       48,607        3.89
     Federal Home Loan Bank Stock                 36,015          2,118          5.88              44,813        2,091        4.67
     Net Loans (2)
Total Mortgage Loans                           2,746,028        160,192          5.83           2,763,222      154,332        5.59
Total Commercial Loans                           390,781         27,840          7.12             360,166       21,923        6.09
Total Consumer Loans                             577,579         34,999          6.06             535,542       30,523        5.70
                                              -------------   ------------                  ---------------   ----------
Total Interest-Earning Assets                  5,088,769        282,139          5.54           5,439,779      276,462        5.08
                                                              ------------ -----------                        -----------   ------
Non-Interest Earning Assets:
     Cash and Due from Banks                      78,965                                           98,854
     Other Assets                                675,824                                          682,279
                                              -------------                                 ---------------
         Total Assets                        $ 5,843,558                                   $    6,220,912
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $   579,366          8,020          1.38    % $      618,280        6,223        1.01 %
     Savings Deposits                          1,313,997         18,198          1.38           1,474,053       15,657        1.06
     Time Deposits                             1,527,721         57,973          3.79           1,399,258       37,894        2.71
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 3,421,084         84,191          2.46           3,491,591       59,774        1.71
                                                              ------------                                    ----------
     Borrowed Funds:
Total Borrowings                                 875,011         33,420          3.82           1,105,948       35,233        3.19
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             4,296,095        117,611          2.74           4,597,539       95,007        2.07
                                                              ------------  ------------                      ---------- -----------
Non-Interest Bearing Liabilities                 508,840                                          523,531
                                              -------------                                 ---------------
Total Liabilities                              4,804,935                                        5,121,070
Stockholders' Equity                           1,038,623                                        1,099,842
                                              -------------                                 ---------------
Total Liabilities &                          $ 5,843,558                                   $    6,220,912
Stockholders' Equity
                                              =============                                 ===============

Net interest income                                          $  164,528                                      $ 181,455
                                                              ============                                    ==========
Net interest rate spread                                                         2.80    %                                    3.01 %
                                                                                 ====                                         ====

Net interest-earning assets                  $   792,674                                   $      842,240
                                              =============                                 ===============
Net interest margin (3)                                                          3.23    %                                    3.34 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
  interest-bearing liabilities                      1.18  x                                          1.18 x
------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average  interest-earning assets.

     The following table summarizes the YTD net interest margin for the previous three years, inclusive.


                                                        Year Ended
                                               ----------------------------------------
                                                  12/31/06      12/31/05   12/31/04
                                                  --------      --------   --------
Interest-Earning Assets:
   Securities                                      4.30%         3.91%       3.58%
   Net Loans                                       6.00%         5.65%       5.60%
     Total Interest-Earning Assets                 5.54%         5.08%       4.81%

Interest-Bearing Liabilities:
   Total Deposits                                  2.46%         1.71%       1.34%
   Total Borrowings                                3.82%         3.19%       2.89%
      Total Interest-Bearing Liabilities           2.74%         2.07%       1.72%

Interest Rate Spread                               2.80%         3.01%       3.09%
Net Interest Margin                                3.23%         3.34%       3.40%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.18x         1.18x       1.22x